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                                                                   EXHIBIT 3.238

                                     BY-LAWS

                                       OF

                               ARRIBA CORPORATION

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. PRINCIPAL OFFICE - The principal office of the Corporation shall be established and maintained in the City and County of New York, in the State of New York.

                  SECTION 2. OTHER OFFICES - The Corporation may have such other offices and places of business, within or outside the State of New York, as shall be determined by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. PLACE OF MEETINGS - Meetings of the shareholders may be held at such place or places, within or outside the State of New York, as shall be fixed by the Board of Directors and stated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, commencing in 1986, on the first Monday in the month of May unless in any year the Board of Directors shall by resolution fix another date for the annual meeting.

                  SECTION 3. NOTICE OF ANNUAL MEETING - Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

                  SECTION 4. SPECIAL MEETINGS - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

                  SECTION 5. NOTICE OF SPECIAL MEETING - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

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                  SECTION 6. QUORUM - At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

                  SECTION 7. VOTING - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock entitled to vote registered in his name.

                  SECTION 8. ADJOURNED MEETINGS - Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS - Whenever by any provision of statute or of the Certificate of Incorporation or of these by-laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. FUNCTION AND QUALIFICATIONS - The business of the Corporation shall be managed by its Board of Directors, each member of which shall be at least eighteen years of age.

                  SECTION 2. NUMBER - The number of directors constituting the initial Board of Directors shall be one (1), who shall hold office for the term for which elected and until his successor is elected and shall qualify. The number of directors may be increased or decreased from time to time by amendment to these by-laws made by a majority vote of the Board of Directors or by the shareholders. The number of directors may be less than three when all of the shares are owned by fewer than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

                  SECTION 3. POWERS - The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the

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exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these by-laws.

                  In addition to the powers and authorities by these by-laws expressly conferred upon them, the directors may exercise all powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                  SECTION 4. MEETINGS, QUORUM - Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors in office shall constitute a quorum ,at any meeting of, the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.

                  The Board of Directors may hold an annual meeting, without, notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by. the Board. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph, facsimile transmission or cable to each director.

                  SECTION 5. VACANCIES, REMOVAL - Except as otherwise provided in the Certificate of incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (except the removal of directors without cause) may be filled by vote of a majority of the remaining directors, although less than a quorum, or such vacancies may be filled by the shareholders.

                  Anyone or more of the directors may be removed (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from removal may be filled at a meeting of shareholders and if the removal is by action of the Board for cause, at a regular or special meeting of the Board of Directors.

                  SECTION 6. COMMITTEES - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an executive committee or other

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committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

                  SECTION 7. ACTION BY WRITTEN CONSENT OF DIRECTORS - Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or of the committee shall be filed with the minutes of the proceedings of the Board or committee.

                  SECTION 8. PARTICIPATION BY CONFERENCE TELEPHONE - Anyone or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. EXECUTIVE OFFICERS - The executive officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected by, and shall hold off ice at the pleasure of, the Board of Directors. In addition, the Board of Directors may elect one or more Vice Presidents and a Chairman of the Board of Directors. Except for the Chairman of the Board, if one be elected, no officer need be a director. Except for the offices of President and Secretary, any two offices or more may be held by one person. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the directors present at a regular meeting or special meeting of the Board of Directors.

                  SECTION 2. OTHER OFFICERS - The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

                  SECTION 3. THE CHAIRMAN OF THE BOARD - The Chairman of the Board of Directors, if one be elected, shall be a director and shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

                  SECTION 4. THE PRESIDENT - The President shall, in the absence or non-election of a Chairman of the Board, preside at

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all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the Corporation.

                  SECTION 5. THE VICE PRESIDENT - The Vice President, if there be one elected, or if there be more than one elected, the senior Vice President, as determined by the Board of Directors, in the absence or disability of ,the President, shall exercise the powers and perform the duties of the President, and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

                  SECTION 6. THE TREASURER - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity; he shall enter regularly, in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the Corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

                  SECTION 7. THE SECRETARY - The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and Board of Directors or other notice required by law or by these by-laws; he shall affix. the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary.

                  SECTION 8. SALARIES - The salaries of all officers shall be fixed by the Board of Directors, arid the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                    ARTICLE V

                                  CAPITAL STOCK

                  SECTION 1. FORM AND EXECUTION OF CERTIFICATES - Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman of the Board or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer

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and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures ,of any such officers may be facsimile.

                  SECTION 2. TRANSFER - Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by duly authorized attorney, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

                  SECTION 3. LOST OR DESTROYED CERTIFICATES - The holder of any certificates representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction. thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the, deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to, indemnify the Corporation against loss or liability by reason of the issuance of such new certificate.

                  SECTION 4. RECORD DATE - In lieu of closing the books of the Corporation, the, Board of Directors may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend, or allotment of any rights, or for the purpose of any of her action. Such date shall not be more than fifty nor less than ten days before the date of such meeting, for more than fifty days prior to any other action.

                                   ARTICLE VI

                                     GENERAL

                  SECTION 1. DIVIDENDS - The Board of Directors may declare dividends from time to time upon the capital stock of the Corporation from the surplus or net profits available therefor.

                  SECTION 2. SEAL - The Board of Directors shall adopt a suitable corporate seal which shall be in charge of the Secretary and shall be used as authorized by the by-laws.

                  SECTION 3. FISCAL YEAR - The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  SECTION 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money

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shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

                  The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

                  SECTION 5. NOTICE AND WAIVER OF NOTICE - Any notice required to be given under these by-laws may be waived by the person entitled thereto by a signed writing, telegram, facsimile, transmission or cable, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

                  Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated: and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to the shareholder, officer or director entitled thereto, at such address for such person as appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such deposit.

                                   ARTICLE VII

                                   AMENDMENTS

                  SECTION 1. BY SHAREHOLDERS - These by-laws may be amended at any meeting of shareholders by vote of the shareholder holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

                  SECTION 2. BY DIRECTORS - The Board of Directors may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the Corporation), but the shareholders of. the Corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the Board of Directors.

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